Exhibit 4.29.8

Additional Agreement No. 8

To the Contract on Network Connection between

between OAO Rostelecom and OJSC Uralsvyazinform

No. UF-D-MRK-01/03 dated January 01, 2003

 as amended by the Agreement dated January 01, 2006

                Moscow                                                                                                 Dated: March 26, 2007

Rostelecom, Open Joint-Stock Company for Long-Distance and International Telecommunications, hereinafter, “Rostelecom”, represented by OAO Rostelecom General Director Dmitry Yevgenievich Yerokhin, authorized to act by the Charter, on the one part, and “Uralsvyazinform”, Open Joint-Stock Company, hereinafter referred to as the “Operator”, represented by General Director Anatoly Yakovlevich Ufimkin, authorized to act by the Charter, on the other part hereinafter collectively referred to as the “Parties”, and severally, as “Party”, have entered into this Additional Agreement (hereinafter, “the Agreement”) to the Contract on Network Connection No. UF-D-MRK-01/03 dated August 01, 2003 as amended by the Agreement dated January 01, 2006 (hereinafter, “the Contract”), as follows:

1.                   Clause 1.12 of the Contract shall be amended as follows:

“Traffic Admission Services” mean the service of zone initiation of call from the Operator’s network and the service of zone initiation of call from an Associated Operator’s network in the course of Rostelecom’s rendering to Subscribers of long-distance and international communication services and Intelligent Network services and the service of zone termination of call to the Operator’s networks and the service of zone termination of call to an Associated Operator’s network. All Traffic Admission Services mentioned above shall be divided in Traffic Admission Services within the territory of a single settlement and Traffic Admission Services outside the  territory of a single settlement”.

2.                   Clause 6.1.2 of the Contract shall be amended as follows:

“In the course of rendering Traffic Admission Services including connections through codes 80X, tariffing is performed per second from the 1st second of connection. The total volume for each service during the Accounting Period is approximated to full minutes in the direction of the bigger figure”.

3.                   Clauses 6.1.3 and 6.1.4 of the Contract to be deleted.

4.                   Clause 6.6.2 of the Contract shall be amended as follows:

No later than the 6th day of the Billing Period Rostelecom submits the Operator a Report on volumes of the services rendered for the Traffic Admission Services with the following data:

a) on the volume of the Services rendered for zone call initiation  from the Operator’s network within the territory of a single settlement including on codes 80X 100, 80X 200, 8-10-800 and on codes 80X X1X2X3  (where X1X2X3- is the code of the IS Operator interconnected to Rostelecom’s network);

b) on the volume of the Services rendered for zone call initiation from the Associated Operators’ networks within the territory of a single settlement including on codes 80X 100, 80X 200, 8-10-800 and on codes 80X X1X2X3  (where X1X2X3- is the code of the IS Operator interconnected to Rostelecom’s network);

c) on the volumes of the Services rendered for zone termination of call to the Operator’s network within the territory of a single settlement;

d) on the volumes of the Services rendered for zone termination of call to the Associated Operators’ networks within the territory of a single settlement;

e) on the volume of the Services rendered for zone call initiation  from the Operator’s network beyond the territory of a single settlement including on codes 80X 100, 80X 200, 8-10-800 and on codes 80X X1X2X3  (where X1X2X3- is the code of the IS Operator interconnected to Rostelecom’s network);

f) on the volume of the Services rendered for zone call initiation from the Associated Operators’ networks beyond the territory of a single settlement including on codes 80X 100, 80X 200, 8-10-800 and on codes 80X X1X2X3  (where X1X2X3- is the code of the IS Operator interconnected to Rostelecom’s network);

g) on the volumes of the Services rendered for zone termination of call to the Operator’s network beyond the territory of a single settlement;

h) on the volumes of the Services rendered for zone termination of call to the Associated Operators’ networks beyond the territory of a single settlement.

Copies of the Rostelecom Report shall be submitted to the Operator in the electronic form”.

5.                   Clause 6.7.1 of the Contract shall be amended as follows:

«6.7.1. Operator:

a) on the Services rendered for zone call initiation  from the Operator’s network within the territory of a single settlement including on codes 80X 100, 80X 200, 8-10-800 and on codes 80X X1X2X3  (where X1X2X3- is the code of the IS Operator interconnected to Rostelecom’s network);

b) on the Services rendered for zone call initiation from the Associated Operators’ networks within the territory of a single settlement including on codes 80X 100, 80X 200, 8-10-800 and on codes 80X X1X2X3  (where X1X2X3- is the code of the IS Operator interconnected to Rostelecom’s network);

c) on the Services rendered for zone termination of call to the Operator’s network within the territory of a single settlement;

d) on the Services rendered for zone termination of call to the Associated Operators’ networks within the territory of a single settlement;

e) on the Services rendered for zone call initiation  from the Operator’s network beyond the territory of a single settlement including on codes 80X 100, 80X 200, 8-10-800 and on codes 80X X1X2X3  (where X1X2X3- is the code of the IS Operator interconnected to Rostelecom’s network);

f) on the Services rendered for zone call initiation from the Associated Operators’ networks beyond the territory of a single settlement including on codes 80X 100, 80X 200, 8-10-800 and on codes 80X X1X2X3  (where X1X2X3- is the code of the IS Operator interconnected to Rostelecom’s network);

g) on the Services rendered for zone termination of call to the Operator’s network beyond the territory of a single settlement;

h) on the Services rendered for zone termination of call to the Associated Operators’ networks beyond the territory of a single settlement”

6.                   Clause 1.1of Appendix 1 of the Contract shall be amended as follows:

“1.1.Traffic admission Services rendered by the  Operator:

1.1.Traffic admission Services rendered by the  Operator:

			Description of the service	Outgoing abc
				342: 2	342: 4, 5, 6, 7, 9	343: 2, 3	343: 1, 4, 5, 6, 7, 8, 9	345: 2	345: 1, 3 4, 5	346: 2	346:1, 6, 7, 9
				Perm	Perm Territory	Yekaterinburg	Sverdlovsk Region	Tyumen	Tyumen Region	Surgut	Khanty-Mansi Autonomous Area
1	Within the territory of a single settlement	1.1	Zone initiation of call from the Operator’s network	0.43		0.46		0.43		0.6
		1.2	Zone initiation of call from the network of the Associated Operator	0.43		0.46		0.43		0.6
		1.3	Zone termination of call to the Operator’s network	0.43		0.46		0.43		0.6
		1.4	Zone termination of call to the network of the Associated Operator	0.43		0.46		0.43		0.6
2	Beyond the territory of a single settlement	2.1	Zone initiation of call from the Operator’s network		1.36		1.31		1.49		1.57
		2.2	Zone initiation of call from the network of the Associated Operator		1.36		1.31		1.49		1.57
		2.3	Zone termination of call to the Operator’s network		1.36		1.31		1.49		1.57
		2.4	Zone termination of call to the network of the Associated Operator		1.36		1.31		1.49		1.57

No.			Description of the service	Outgoing abc
				349: 22	349: 6	349: 3, 4, 9	351: 2, 7	351: 3, 4, 5, 6, 9	352: 2	352: 3, 4, 5
				Salekhard	Noyabrsk	Yamal-Nenets Autonomous Area	Chelyabinsk	Chelyabinsk Region	Kurgan	Kurgan Region
1	Within the territory of a single settlement	1.1	Zone initiation of call from the Operator’s network	0.56	0.56		0.42		0.42
		1.2	Zone initiation of call from the network of the Associated Operator	0.56	0.56		0.42		0.42
		1.3	Zone termination of call to the Operator’s network	0.56	0.56		0.42		0.42
		1.4	Zone termination of call to the network of the Associated Operator	0.56	0.56		0.42		0.42
2	Beyond the territory of a single settlement	2.1	Zone initiation of call from the Operator’s network			1.49		1.34		1.36
		2.2	Zone initiation of call from the network of the Associated Operator			1.49		1.34		1.36
		2.3	Zone termination of call to the Operator’s network			1.49		1.34		1.36
		2.4	Zone termination of call to the network of the Associated Operator			1.49		1.34		1.36

»

7.         Item 1) of Note of Appendix 1 to the Contract shall be amended as follows:

«

1) In the course of settlements for the Services rendered for zone initiation of call from the Operator’s network, in addition to the accounting rate a compensation charge shall be levied which charge is established, as from January 1, 2006, in accordance with Order No. 735-c/9 of the RF Federal Tariff Service dated December 12, 2005, in the amount of 0.75 rubles per minute, and a compensation charge established in accordance with Order of the RF Federal Tariff Service No. 264-c/5 dated November 14, 2006, in the amount of 0.52 rubles per minute”.

8.              Appendix 4 of the Contract shall be amended as follows:

Appendix No. 4
to Contract  01/03

dt. August 01, 2003

as amended by the Agreement dated January 01, 2006

Traffic Admission Services Report Form

 Under Contract No.                   dt.

for                              month

This Report is drawn up between Rostelecom, Open Joint-Stock Company for Long-Distance and International Telecommunications, hereinafter, “Rostelecom”, represented by                                                               , authorized to act by Power of attorney dt.                              No.              , c on the one part, and OJSC Uralsvyazinform, “Operator”, hereinafter represented by                                                                                                                              acting on the ground of                                                                               , hereinafter altogether referred to as the “Parties”, to certify that the Operator has rendered the following Services to Rostelecom:

Services rendered by  the  Operator

Ref. No.	Description of the service	Measurement unit	Number	Service Tariff, roubles/pcs	Service Cost net VAT, roubles	VAT, roubles	Service Cost inc. VAT, roubles
1	2	3	4	5	6	7	8
1	Zone initiation of call from the Operator’s network	minutes		X
1.1	Zone initiation of call from the Operator’s network (within the territory)	minutes		x
1.2	Zone initiation of call from the Operator’s network (beyond the another territory)	minutes		x
2	Zone initiation of call from the network of the Operator	minutes		X
2.1	Service of zonal call from another operator’s network (within the territory)	minutes		x
2.2	Service of zonal call from another operator’s network (beyond the territory)	minutes		x
3	Zone termination of call to the Operator’s network	minutes		X

3.1	Zone termination of call to the Operator’s network (within the territory)	minutes	x
3.2	Zone termination of call to the Operator’s network (beyond the territory)	minutes	x
4	Zone termination of call to the network of the another Operator	minutes	X
4.1	Zone termination of call to the network of the another Operator (within the territory)	minutes	x
4.2	Zone termination of call to the network of the another Operator (beyond the territory)	minutes	x
Total			X

The cost of the serviced rendered has amounted to              rubles(                                                                  ), including VAT at the 18% rate in the amount of               rubles(                                                                                            ).

The services were presented properly and according to Agreement terms.

Note:

The Parties shall sign the Services Report on each Operator’s affiliate rendering services and Consolidated Report on services rendered in general by the Operator

For Rostelecom:	For Operator:

OAO Rostelecom	OJSC Uralsvyazinform

200	200
Seal here	Seal here

»

9.              Clause 5 of Appendix 5 of the Contract shall be amended as follows:

“Rostelecom submits to the Operator monthly reports on the volume of the rendered Traffic admission Services, containing the data:

a) on the volume of the Services rendered for zone call initiation  from the Operator’s network within the territory of a single settlement including on codes 80X 100, 80X 200, 8-10-800 and on codes 80X X1X2X3  (where X1X2X3- is the code of the IS Operator interconnected to Rostelecom’s network);

b) on the volume of the Services rendered for zone call initiation from the Associated Operators’ networks within the territory of a single settlement including on codes 80X 100, 80X 200, 8-10-800 and on codes 80X X1X2X3  (where X1X2X3- is the code of the IS Operator interconnected to Rostelecom’s network);

c) on the volumes of the Services rendered for zone termination of call to the Operator’s network within the territory of a single settlement;

d) on the volumes of the Services rendered for zone termination of call to the Associated Operators’ networks within the territory of a single settlement;

e) on volume of the services provided for zone call initiation  from the Operator’s network beyond the territory of a single settlement including on codes 80X 100, 80X 200, 8-10-800 and on codes 80X X1X2X3  (where X1X2X3- is the code of the IS Operator interconnected to Rostelecom’s network);

f) on the volume of the Services rendered for zone call initiation from the Associated Operators’ networks beyond the territory of a single settlement including on codes 80X 100, 80X 200, 8-10-800 and on codes 80X X1X2X3  (where X1X2X3- is the code of the IS Operator interconnected to Rostelecom’s network);

g) on the volumes of the Services rendered for zone termination of call to the Operator’s network beyond the territory of a single settlement;

h) on the volumes of the Services rendered for zone termination of call to the Associated Operators’ networks beyond the territory of a single settlement.”

10.       All terms used in this Agreement have a meaning, fixed for them in the Contract.

11.       All the rest, not indicated in this Agreement, is subject to the provisions of the Contract.

12.       The agreement is issued in the Russian language in two original counterparts, one for  each Party.

13.       The Agreement shall become effective as of its date and shall remain in effect until the expiry of the Contract on connection of telecommunication networks No. 01/03 dated August 01, 2003, as amended by the Agreement on January 01, 2006.  The Parties recognize that the terms and conditions of their Agreement, except for Clauses 2 and 3, shall apply to their relationships arising as from July 01, 2006.

14.       The Parties recognize that this Agreement, with regard to Clauses 2 and 3 of the Agreement, shall apply to relations between the Parties arising as from January 01, 2007.

15.       Details and Signatures of the Parties

OAO Rostelecom: Legal address: 15, Dostoyevsky st., Saint Petersburg, 191002 General Director	OJSC Uralsvyazinform: Legal address: 11, Moskovskaya st., Yekaterinburg, 620014 General Director
D.Ye. Yerokhin	A.Ya. Ufimkin
2007	2007
Seal here	Seal here